UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 4, 2025

SKECHERS U.S.A., INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-14429	95-4376145
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

288 Manhattan Beach Blvd
Manhattan Beach, California		90266
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (310) 318-3100

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.001 per share	SKX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On May 4, 2025, Skechers U.S.A., Inc., a Delaware corporation (the “Company,” “we,” “us,” or “our”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Beach Acquisition Co Parent, LLC, a Delaware limited liability company (“Parent”), and Beach Acquisition Merger Sub, Inc., a Delaware corporation and a subsidiary of Parent (“Merger Sub” and together with Parent, the “Buyer Parties”). Pursuant to the Merger Agreement, Merger Sub will merge with and into the Company, with the Company continuing as the surviving corporation and becoming a subsidiary of Parent (the “Merger”). The Buyer Parties are affiliates of investment funds managed by 3G Capital Partners L.P. Capitalized terms used herein but not otherwise defined have the meaning set forth in the Merger Agreement. The board of directors of the Company (the “Board”), acting on the unanimous recommendation of an independent committee of the Board, comprised solely of independent directors and established by the Board for the purpose of reviewing, evaluating and negotiating the Merger (the “Independent Committee”), has approved the Merger Agreement and the transactions contemplated thereby, including the Merger (collectively, the “Transaction”).

If the Merger is consummated, the Company intends to delist its Class A Common Stock from the New York Stock Exchange and deregister its Class A Common Stock under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as promptly as practicable following the effective time of the Merger (the “Effective Time”).

Consideration

On the terms and subject to the conditions set forth in the Merger Agreement, each share of Class A common stock of the Company, par value $0.001 per share (the “Class A Common Stock”), and Class B common stock of the Company, par value $0.001 per share (the “Class B Common Stock” and together with Class A Common Stock, the “Company Common Stock”) that is outstanding as of immediately prior to the Effective Time (other than any share of Company Common Stock that is (i) (A) held by the Company and its subsidiaries; (B) owned by the Buyer Parties; or (C) owned by any direct or indirect subsidiary of the Buyer Parties as of immediately prior to the Effective Time or (ii) held by any stockholder who neither voted in favor of the Transaction nor consented thereto in writing and has properly and validly exercised his, her or its statutory rights of appraisal in respect of such shares of Company Common Stock in accordance with Section 262 of the General Corporation Law of the State of Delaware (such shares, the “Dissenting Company Shares”)) will be cancelled and extinguished and automatically converted into the right to receive the following consideration (collectively, the “Merger Consideration”), subject to the election mechanics described below:

(a) an amount in cash equal to $63.00, without interest thereon, pursuant to applicable election procedures (the “Cash Election Consideration”); or

(b) an amount in cash equal to $57.00 and one limited liability company unit of Parent (such unit, the “Parent Unit” and such consideration, subject to the proration as described below, the “Mixed Election Consideration”).

Election Mechanics

Each holder of shares of Company Common Stock will be entitled to elect to receive, for each share of Company Common Stock held by such holder, the Cash Election Consideration or the Mixed Election Consideration, subject to the following:

(a) only shares of Company Common Stock that, from the close of business on May 2, 2025 through the Effective Time, are continuously held and not subject to forfeiture (and beneficial ownership thereof has not been, directly or indirectly, transferred, sold, assigned or similarly disposed of, including pursuant to a short sale, derivative or hedging arrangement) (“Legacy Shares”) will be eligible to be converted into the Mixed Election Consideration;

(b) all shares of Company Common Stock that are not Legacy Shares will be converted into Cash Election Consideration;

(c) the number of Legacy Shares entitled to, upon election, convert into Mixed Election Consideration will be capped at 20% of the outstanding shares of Company Common Stock (the “Cap”);

(d) elections for Mixed Election Consideration will be subject to proration if the Legacy Shares electing to convert into Mixed Election Consideration exceed the Cap; and

(e) if no election is validly made by a holder, or an election made by a holder has been revoked or lost before the Election Deadline (as defined in the Merger Agreement), such holder will automatically receive the Cash Election Consideration in exchange for Company Common Stock.

Parent Units

At the closing, Parent will amend and restate its limited liability company agreement (the “Parent A&R LLCA”), a form of which is filed as Exhibit 10.1 hereto and incorporated by reference herein, to provide for, among other things, the issuance of the Parent Units to the holders of Legacy Shares that validly elect to receive the Mixed Election Consideration (subject to proration as discussed above) (collectively, the “Legacy Holders”), and 3G Fund VI, L.P., a Cayman Islands exempted limited partnership (“Fund VI”).

The Legacy Holders will, by majority vote of the Parent Units held by such Legacy Holders, elect a representative (the “Legacy Holder Representative”). The Legacy Holder Representative may resign at any time and may be removed by majority vote of the Parent Units held by the Legacy Holders. Any replacement Legacy Member Representative will be elected by majority vote of the Legacy Holders.

Pursuant to the Parent A&R LLCA, the Parent Units will have the following rights and will be subject to the following restrictions:

(a) the Parent Units held by Legacy Holders will not be transferrable (other than transfers (i) to affiliates, (ii) for customary estate-planning purposes, (iii) pursuant to the tag-along or drag-along provisions or (iv) in connection with a liquidity transaction requested by the Legacy Holder Representative);

(b) any attempt to transfer Parent Units by a Legacy Holder in violation of the transfer restrictions set forth in the Parent A&R LLCA will be void and, if intentional, would result in such Legacy Holder’s immediate (i) forfeiture of all of his, her or its Parent Units for no consideration and (ii) removal as a member of Parent;

(c) the Legacy Holders who are (i) former holders of Class B Common Stock or (ii) executive officers or employees above the Senior Vice President level of the Company as of the date of the Merger Agreement and the closing date will be subject to non-competition, non-solicitation and no-hire covenants for so long as they remain members of Parent and for 18 months thereafter;

(d) each of the holders of Parent Units will be subject to non-disparagement covenants for so long as they remain members of Parent and for 24 months thereafter;

(e) the Parent Units will be subject to customary drag-along rights exercisable by Fund VI in connection with any change of control transaction undertaken by Fund VI with a third party;

(f) holders of the Parent Units will have customary preemptive rights and Legacy Holders will have customary tag-along rights;

(g) the Legacy Holders will not be entitled to any information rights with respect to the books and records or operations of Parent;

(h) the Legacy Holder Representative will serve on the board of directors of Parent (“Parent Board”) and will be entitled to concurrent access to any information provided to holders of debt securities of Parent or its subsidiaries, including audited and unaudited financial statements of Parent;

(i) five years following the date of the Parent A&R LLCA, the Legacy Holder Representative may request that Parent pursue an initial public offering or change of control that would result in a sale of 100% of Parent Units held by Legacy Holders (subject to and in accordance with the terms of the A&R Parent LLCA); and

(j) consent of the Legacy Holder Representative will be required for (i) any amendments to the A&R Parent LLCA which would adversely and disproportionately affect the Legacy Holders, adversely impact any rights or obligations of the Legacy Holders or adversely affect the rights of the Legacy Holder Representative as a director of Parent, (ii) any redemptions, repurchases or recapitalizations of Parent Units (including Class P Units) other than on a pro rata, pari passu basis, (iii) any distributions other than on a pro rata, pari passu basis, (iv) any change of control merger or similar transaction other than on terms that would apply to a drag-along sale and (v) any transactions entered into between Parent and Fund VI or its affiliates (other than, among other things, (A) on an arm’s length basis and in the ordinary course of business approved by the Parent Board, (B) customary arrangements with independent directors, officers and other service providers on arm’s length terms and with Board approval, (C) issuances of equity securities in accordance with the Parent A&R LLCA, (D) customary indemnification and expense reimbursement arrangements or (E) on terms supported by a fairness opinion).

The Parent Units will not be listed, and Parent’s intention is to deregister the Parent Units under the Exchange Act, as promptly as practicable following the Effective Time. The Buyer Parties are expected to hold approximately 80% of Parent’s outstanding units immediately following the closing of the Transaction, subject to the number of shares of Company Common Stock that convert into the Mixed Election Consideration and finalization of Parent’s post-closing capital structure. Further details regarding Parent’s capital structure will be included in a registration statement on Form S-4 to be filed in connection with the Transaction.

Treatment of Company Equity Awards

The Merger Agreement also provides that, at the Effective Time, by virtue of the Merger:

(a) Each restricted stock award whose vesting is only tied to service-vesting conditions (“Company RSA”) , whether vested or unvested, that is outstanding immediately prior to the Effective Time will be fully vested, cancelled and automatically converted into the right to receive the Cash Election Consideration for each share of Company Common Stock subject to such restricted stock award, subject to any applicable withholding taxes;

(b) Each restricted stock award whose vesting is tied in full or in part to the achievement of performance goals or metrics (“Company PSA”) will be cancelled and replaced with a right to receive one Class P Unit (as defined in the A&R Parent LLCA) for each share of Company Common Stock subject to such Company PSA and such award will be subject to (A) the same service-based vesting conditions as applicable to the replaced Company PSA and (B) all other terms and conditions as were applicable to the corresponding Company PSAs as of immediately prior to the Effective Time (excluding the performance-based vesting terms and including any accelerated vesting terms upon a qualifying termination of service contained in such Company PSA); and

(c) Each restricted stock unit award, whether vested or unvested, that it outstanding immediately prior to the Effective Time will be fully vested, cancelled and automatically converted into the right to receive the Cash Election Consideration for each share of Company Common Stock subject to such restricted stock unit award, subject to any applicable withholding taxes payable in respect thereof.

Performance for the Company PSAs will be: (i) with respect to any Company PSAs for which performance is measured based on relative total shareholder return, based on actual performance through the Effective Time (or, if earlier, based on actual performance through the measurement date of such Company PSAs) and (ii) with respect to any Company PSAs for which performance is measured based on earnings per share, based on target performance where the applicable performance period has not ended as of the Effective Time, and otherwise, based on actual performance.

Delivery of Stockholder Written Consent

Following the execution of the Merger Agreement, on May 4, 2025, Robert Greenberg, Michael Greenberg, The Greenberg Family Trust, The Michael Greenberg Trust, Jason A Greenberg 2010 Trust and Skechers Voting Trust, who collectively hold approximately 60% of the combined voting power of the outstanding shares of Company Common Stock, executed and delivered to the Company a written consent (the “Written Consent”) approving and adopting the Merger Agreement and the Transaction. As a result of the execution and delivery of the Written Consent, the holders of at least a majority of the outstanding shares of Company Common Stock with the right to vote thereon have adopted and approved the Merger Agreement. The delivery of the Written Consent constituted the necessary approvals of stockholders for the approval of the Transaction, subject to the other conditions set forth in the Merger Agreement.

Conditions to the Transaction

Consummation of the Transaction is subject to certain customary conditions set forth in the Merger Agreement, including (a) the Company receiving the Written Consent (which has been satisfied, as described above), (b) (i) the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended and (ii) the approval, clearance or expiration under certain specified antitrust laws and foreign investment laws (collectively, the “Antitrust and Foreign Investment Approvals”), (c) the absence of any governmental authority of competent jurisdiction in certain specified jurisdictions issuing any order or other legal restraint that makes consummation of the Transaction illegal or otherwise prohibited, (d) the Registration Statement has become effective in accordance with the provisions of the Securities Act of 1933, as amended (the “Securities Act”), (e) at least 20 business days elapsing since the Company’s mailing to the Company’s stockholders of an information statement/prospectus (as contemplated by Regulation 14C of the Exchange Act), and (f) the absence of any Company Material Adverse Effect since the date of the Merger Agreement that has occurred that is continuing.

Non-Solicitation

From the date of the Merger Agreement until the earlier to occur of the termination of the Merger Agreement and the Effective Time, the Company will be subject to customary restrictions on its ability to (i) solicit, initiate, propose or induce the making, submission or announcement of, or knowingly encourage, facilitate or assist, any proposal or inquiry that constitutes, or could reasonably be expected to lead to, an Acquisition Proposal, (ii) furnish to any person any non-public information (or access thereto) relating to the Company and its subsidiaries to, any person with the intent to induce the making, submission or announcement of, or to knowingly encourage, facilitate or assist, any proposal or inquiry that constitutes, or could reasonably be expected to lead to, an Acquisition Proposal or any inquiries or the making of any proposal that could reasonably be expected to lead to an Acquisition Proposal, (iii) participate or engage in discussions or negotiations with any person with respect to an Acquisition Proposal, (iv) approve, endorse or recommend any proposal that constitutes, or could reasonably be expected to lead to, an Acquisition Proposal or (v) enter into any letter of intent, memorandum of understanding, merger agreement, acquisition agreement or other contract relating to an Acquisition Transaction. Notwithstanding the foregoing, if the Company receives an Acquisition Proposal that did not result from a material breach of the non-solicitation provisions of the Merger Agreement, and the Board determines in good faith, after consultation with its outside legal counsel and financial advisor, that such proposal constitutes a Superior Proposal or is reasonably expected to lead to a Superior Proposal, then the Company can participate in discussions and negotiations regarding such Acquisition Proposal if the failure to do so would be inconsistent with the Board’s fiduciary duties pursuant to applicable law, subject to the terms and conditions of the Merger Agreement.

Termination and Fees

The Merger Agreement contains certain termination rights for the Company, on the one hand, and Parent, on the other hand, including that, subject to certain limitations, the Company or Parent may terminate the Merger Agreement if the Transaction has not been consummated by 11:59 p.m., Eastern Time, on November 4, 2025 (the “Termination Date”); except that the Termination Date will be automatically extended to February 4, 2025 if all required applicable regulatory clearances have not been obtained by what would otherwise have been the Termination Date but all other conditions to closing have been satisfied (other than those conditions that by their terms are to be satisfied at the closing, each of which is capable of being satisfied) or (to the extent permitted by law) waived. Upon termination of the Merger Agreement under specified circumstances, including if the Merger Agreement is terminated under certain circumstances and prior to such termination, an Acquisition Proposal for an Acquisition Transaction is publicly announced or publicly disclosed and not withdrawn or otherwise abandoned or if, within one year after the date of such termination, an Acquisition Transaction is consummated or the Company enters into a definitive agreement providing for the consummation of an Acquisition Transaction which is ultimately consummated, the Company will be required to pay Parent a termination fee of $339,883,891.

In addition, Parent will be required to pay the Company a termination fee of $534,103,258 (the “Parent Termination Fee”) under certain circumstances, including if the Company terminates the Merger Agreement (a) due to Buyer Parties breaching or failing to perform in any material respect its representations, warranties or covenants that would result in a failure of satisfying certain conditions to the Transaction or (b) because all conditions to the Transaction have been satisfied (subject to customary exceptions) and the Buyer Parties fail to consummate the Transaction within three business days of receiving written notification from the Company that the Company is ready, willing and able to consummate, and will consummate, the Transaction.

Financing Commitments

The Buyer Parties have obtained equity and debt financing commitments for the Transaction. Pursuant to an equity commitment letter delivered to Parent (the “Equity Commitment Letter”), Fund VI, has committed to invest in Parent, directly or indirectly, the cash amounts set forth therein for the purpose of enabling Parent to fund the Transaction, subject to the terms and conditions set forth therein. The Company is an express third-party beneficiary of the Equity Commitment Letter, subject to the terms and conditions set forth therein. Fund VI has also provided the Company with a limited guaranty (the “Limited Guaranty”), which guarantees the payment of certain monetary obligations that may be owed by Parent to the Company pursuant to the Merger Agreement, including the Parent Termination Fee that may become payable by Parent, in each case, pursuant to and in accordance with the terms and conditions of the Limited Guaranty and the Merger Agreement. In addition, pursuant to a debt commitment letter delivered to Parent, certain lenders have agreed to provide debt financing to Parent on the terms and subject to the conditions set forth therein.

Other Terms of the Merger Agreement

The Company also made customary representations and warranties in the Merger Agreement and agreed to customary covenants regarding the operation of the business of the Company and its subsidiaries prior to the consummation of the Transaction.

The foregoing description of the Merger Agreement and the Transaction contemplated thereby does not purport to be complete, and is subject to, and qualified in its entirety by reference to, the full text of the Merger Agreement, which is filed as Exhibit 2.1 hereto and incorporated by reference herein. The Merger Agreement has been included to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Company, Parent, Merger Sub or their respective subsidiaries or affiliates. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of the Merger Agreement as of the specific dates therein, were solely for the benefit of the parties to the Merger Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk among the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties thereto or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be reflected in the Company’s public disclosures. The Merger Agreement should not be read alone, but should instead be read in conjunction with the other information regarding the Company, Parent and Merger Sub and the Merger that will be contained in or attached as an annex to the information statement/prospectus that the Company intends to file in connection with the Merger, as well as in the other filings that the Company will make with the U.S. Securities and Exchange Commission (the “SEC”). The Company expects to file the information statement/prospectus as promptly as practicable.

Support Agreement

In connection with entering into the Merger Agreement, on May 4, 2025, the Company entered into a support agreement (the “Support Agreement”) with the Greenberg Family Trust, the Skechers Voting Trust, Robert Greenberg and members of the Greenberg family (each, a “Supporting Stockholder”), pursuant to which each Supporting Stockholder has agreed to, among other things, vote against (a) any action or agreement that would reasonably be expected to prevent or materially delay the consummation of the transactions contemplated by the Merger Agreement, including the Merger, and (b) any Acquisition Proposal or approval of any other proposal, transaction, agreement or action, made in opposition to or in competition with, or that would reasonably be expected to prevent, materially delay or impede the consummation of, the Merger Agreement or the Transaction. In addition, each Supporting Stockholder has agreed to (x) elect to receive the Mixed Election Consideration in the Transaction pursuant to, and in accordance with, the terms and conditions of the Merger Agreement and (y) waive any appraisal rights to which it may be entitled pursuant to the applicable law in connection with the Transaction, including the Merger. The Support Agreement also includes certain restrictions on transfer of shares of Company Common Stock by each Supporting Stockholder.

The foregoing description of the Support Agreement does not purport to be complete, and is subject to, and qualified in its entirety by reference to, the full text of the Support Agreement, which is attached as Exhibit 10.1 and is incorporated by reference herein.

Item 7.01	Regulation FD Disclosure

On May 5, 2025, the Company and Parent jointly issued a press release announcing their entry into the Merger Agreement. A copy of the press release is filed as Exhibit 99.1 hereto and incorporated by reference herein.

The information provided pursuant to this Item 7.01, including Exhibit 99.1 in Item 9.01, is “furnished” and shall not be deemed to be “filed” with the SEC or incorporated by reference in any filing under the Exchange Act or the Securities Act, except as shall be expressly set forth by specific reference in any such filings.

Special Note on Forward-Looking Statements

This communication includes certain disclosures which contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act and Section 21E of the Exchange Act including but not limited to those statements related to the Transaction, such as financial estimates and statements as to the expected timing, benefits and effects of the Transaction, the likelihood of completion of the Transaction, and information regarding the businesses of the Company and Parent, including Parent’s and the Company’s objectives, plans and strategies for future operations. In most cases, you can identify these statements by forward-looking words such as “anticipate,” “believe,” “confidence,” “could,” “estimate,” “expect,” “guidance,” “intend,” “indicate,” “may,” “plan,” “potential,” “project,” “outlook,” “should,” “will” and “would,” or similar words or expressions that refer to future events or outcomes. These forward-looking statements, including statements regarding the Transaction, are based largely on information currently available to management of the Company and/or Parent and their current expectations and assumptions, and are subject to various risks and uncertainties that could cause actual results to differ materially from historical results or those expressed or implied by such forward-looking statements. Although the Company and Parent believe their expectations are based on reasonable estimates and assumptions, such expectations are not guarantees of performance. There is no assurance that the Company’s and Parent’s expectations will occur or that their estimates or assumptions will be correct, and we caution investors and all others not to place undue reliance on such forward-looking statements.

Important factors, risks and uncertainties that could cause actual results to differ materially from such plans, estimates or expectations include but are not limited to: (i) the completion of the Transaction on the anticipated terms and timing or at all, including obtaining regulatory clearances, and the satisfaction of other conditions to the completion of the Transaction; (ii) potential litigation relating to the Transaction, including the effects of any outcomes related thereto; (iii) the risk that disruptions from the Transaction will harm the Company’s business, including current plans and operations during the pendency of the Transaction; (iv) the ability of the Company to retain and hire key personnel; (v) the diversion of Company and Parent management’s time and attention from ordinary course business operations to completion of the Transaction; (vi) potential business uncertainty and changes to existing business relationships, including changes to existing business relationships, during the pendency of the Transaction; (vii) the ability of Parent to cause an initial public offering or another liquidity event, or to realize the anticipated benefits of and implementing its strategy following the Transaction within the expected time period or at all, or the risk that the successful implementation of such a strategy will not result in improved operating results; (viii) the possibility that the Transaction may be more expensive to complete than anticipated, including as a result of unexpected factors or events; (ix) the risk that there may be liabilities that are not known, probable or estimable at this time or unexpected costs, charges or expenses, including unexpected capital expenditures; (x) certain restrictions during the pendency of the Transaction that may impact the Company’s ability to pursue certain business opportunities or strategic transactions; (xi) unpredictability and severity of catastrophic events, including but not limited to acts of terrorism, outbreaks of war or hostilities or pandemics and other public health issues, as well as the response of management of the Company and/or Parent to any of these events; (xii) global economic, political, legislative, regulatory and market conditions (including competitive pressures), including the effects of tariffs, inflation and foreign currency exchange rate fluctuations around the world, the challenging consumer retail market in the United States and the impact of war and other conflicts around the world; (xiii) the ability to obtain the necessary financing arrangements set forth in the commitment letter received in connection with the Transaction; (xiv) the occurrence of any event, change or other circumstance that could give rise to the termination of the Transaction; (xv) the risk that the Company’s stock price may decline significantly upon this announcement and while the Transaction is pending; (xvi) Parent’s ability to maintain the Company’s brand name and image with customers; (xvii) Parent’s ability to respond to changing consumer preferences, identify and interpret consumer trends, and successfully market new products; (xviii) the potential impact of the announcement or consummation of the Transaction on the Company’s relationships with suppliers, customers, employers and regulators; (xix) those risks and uncertainties set forth under the headings “Special Note on Forward-Looking Statements” and “Risk Factors” in the Company’s most recent Annual Report on Form 10-K and most recent Quarterly Report on Form 10-Q, as such risk factors may be amended, supplemented or superseded from time to time by other reports filed by the Company with the SEC from time to time, which are available via the SEC’s website at www.sec.gov; and (xx) those risks that will be described in the information statement that will be filed with the SEC in connection with the Transaction and available from the sources indicated below.

There can be no assurance that the Transaction will be completed, or if it is completed, that it will close within the anticipated time period. While the list of factors presented here is, and the list of factors to be presented in the registration statement on Form S-4 are, considered representative, no such list should be considered to be a complete statement of all potential risks and uncertainties. The forward-looking statements relate only to events as of the date on which the statements are made. Neither Parent nor the Company undertakes to update or revise, and expressly disclaims any obligation to update or revise, any of their forward-looking statements, whether resulting from circumstances or events that arise after the date the statements are made, new information, or otherwise, except as required by law. If one or more of these or other risks or uncertainties materialize, or if Parent or the Company’s underlying assumptions prove to be incorrect, Parent’s or the Company’s actual results may vary materially from what the parties may have expressed or implied by these forward-looking statements. We caution that you should not place undue reliance on any of the parties’ forward-looking statements. You should specifically consider the factors identified in this communication that could cause actual results to differ. Furthermore, new risks and uncertainties arise from time to time, and it is impossible for us to predict those events or how they may affect the Company or Parent.

No Offer or Solicitation

This communication is not intended to and shall not constitute an offer to buy or sell or the solicitation of an offer to buy or sell any securities, or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made, except by means of a prospectus meeting the requirements of Section 10 of the Securities Act.

Important Additional Information and Where to Find It

In connection with the Transaction, Parent expects to file a registration statement on Form S-4 with the SEC containing the Company’s preliminary information statement and the Parent’s preliminary prospectus. After the registration statement is declared effective, the Company will mail to its stockholders a definitive information statement that will form part of the registration statement on Form S-4. This communication is not a substitute for the information statement/prospectus or registration statement or for any other document that the Company or Parent may file with the SEC and send to the Company’s stockholders in connection with the Transaction. STOCKHOLDERS ARE URGED TO READ THE INFORMATION STATEMENT/PROSPECTUS AND OTHER DOCUMENTS THAT WILL BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE TRANSACTION. Stockholders will be able to obtain free copies of the information statement/prospectus (when available) and other documents filed with the SEC by Parent and the Company through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed with the SEC by the Company will also be available free of charge on the Company’s website at https://investors.skechers.com/financial-data/all-sec-filings.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits. The following documents are herewith furnished or filed as exhibits to this report:

Exhibit No.	Exhibit Description

2.1*	Agreement and Plan of Merger, dated as of May 4, 2025, by and among Beach Acquisition Co Parent, LLC, Beach Acquisition Merger Sub, Inc. and Skechers U.S.A., Inc.

10.1*+	Form of Amended and Restated Limited Liability Company Agreement of Beach Acquisition Co Parent, LLC.

10.2*+	Support Agreement, dated as of May 4, 2025, by and among the Company, Greenberg Family Trust, the Skechers Voting Trust, Robert Greenberg and members of the Greenberg family.

99.1	Joint Press Release dated May 5, 2025

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document).

*

The schedules and exhibits have been omitted pursuant to Item 601(a)(5) or Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally a copy of such schedules and exhibits, or any section thereof, to the SEC upon request; provided, however, that the Company may request confidential treatment pursuant to Rule 24b-2 under the Exchange Act for any exhibits or schedules so furnished.

+

Certain portions of this exhibit are omitted pursuant to Item 601(b)(10)(iv) of Regulations S-K because they are not material and are the type that the registrant treats as private or confidential. The Company hereby agrees to furnish a copy of any omitted portion to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SKECHERS U.S.A., INC.

Date: May 5, 2025	By:	/s/ John Vandemore
	Name:	John Vandemore
	Title:	Chief Financial Officer (Duly Authorized Officer)